EXHIBIT 99.1
CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Announces Positive Final Investment Decision on the Corpus Christi Midscale Trains 8 & 9 Project and Updated Company Outlook through 2030

•Announcing positive Final Investment Decision of the Corpus Christi Midscale Trains 8 & 9 and Debottlenecking Project of approximately 5 million tonnes per annum
•Growing Cheniere’s brownfield LNG platform by >10% to >60 million tonnes per annum of capacity by 2028 and remaining >90% long-term contracted
•Planning to increase annualized dividend by >10% from $2.00 to $2.22 per common share for the third quarter 20251
•Expecting to deploy >$25 billion of available cash through 20302 towards accretive growth, share repurchases, balance sheet management and dividends
•Targeting >$25 per share of run-rate Distributable Cash Flow3 by the early 2030s

HOUSTON--(BUSINESS WIRE)-- Cheniere Energy, Inc. (“Cheniere”) (NYSE: LNG) announced today that its Board of Directors has made a positive Final Investment Decision (“FID”) with respect to the Corpus Christi Midscale Trains 8 & 9 and Debottlenecking Project (“CCL Midscale Trains 8 & 9”) and has issued full notice to proceed to Bechtel Energy, Inc. (“Bechtel”) for construction of CCL Midscale Trains 8 & 9. CCL Midscale Trains 8 & 9 is being built adjacent to the Corpus Christi Stage 3 Project (“CCL Stage 3”) and consists of two midscale trains with an expected total liquefaction capacity of over 3 million tonnes per annum (“mtpa”) of liquefied natural gas (“LNG”) and other debottlenecking infrastructure. Upon completion of CCL Midscale Trains 8 & 9, and together with expected debottlenecking and CCL Stage 3, the Corpus Christi LNG terminal is expected to reach over 30 mtpa in total liquefaction capacity later this decade.

Increased Run-Rate Production Guidance4

Cheniere also announced today an updated run-rate LNG production4 outlook, which reflects an increase in the combined liquefaction capacity across the Cheniere platform at Sabine Pass and Corpus Christi by over 10% to over 60 mtpa inclusive of CCL Midscale Trains 8 & 9, CCL Stage 3, and identified debottlenecking opportunities across the platform.

		Previous Run-Rate	Revised Run-Rate	Total Increase
Large-Scale Trains	Number of Trains	9	9	—
	Run-Rate Capacity[4] (mtpa)	~44 - ~ 46	~45 - ~ 47	+ ~1 mtpa
Midscale Trains	Number of Trains	7	9	+ 2 Trains
	Run-Rate Capacity[4] (mtpa)	~10 - ~ 11	~15 - ~ 16	+ ~5 mtpa
Total	Run-Rate Capacity[4] (mtpa)	~54 - ~ 57	~60 - ~ 63	+ ~6 mtpa
___________________________
1 Subject to declaration by Board of Directors.
2 Forecast as of June 24, 2025 and subject to change based upon, among other things, changes in commodity prices over time.
3 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.
4 Run-rate capacity based on 20-year annualized average of LNG produced, accounting for asset availability, reliability and planned maintenance.

Further Capacity Expansions at Corpus Christi and Sabine Pass in Development

In addition, Cheniere is developing further brownfield liquefaction capacity expansions at both the Corpus Christi and Sabine Pass terminals. The Company expects these expansions to be executed in a phased approach, starting with initial single-train expansions at each site which, if completed, would grow Cheniere’s LNG platform to up to approximately 75 mtpa of capacity by the early 2030s.

Capital Allocation Plan Update: >$25 Billion of Available Cash Expected through 20302 to Achieve >$25 of Run-Rate Distributable Cash Flow3 per Share

With today’s FID and the existing share repurchase authorization, Cheniere is on track to meet its previously announced ‘20/20 Vision’ capital allocation plan of deploying approximately $20 billion of capital by 2026 and reaching approximately $20 per share of run-rate Distributable Cash Flow (“DCF”)3. Cheniere is increasing and extending its committed capital allocation targets, starting with a planned over 10% increase of its third quarter 2025 dividend from $2.00 to $2.22 per share annualized1. Going forward, Cheniere expects to generate over $25 billion of available cash through 20302 as of this quarter, which the Company plans to allocate across disciplined accretive growth and shareholder returns in the form of buybacks and dividends, as well as balance sheet management. With this enhanced plan, Cheniere now expects to reach over $25 per share of run-rate DCF3.

Cheniere Management Commentary

“We are pleased to announce the FID of CCL Midscale Trains 8 & 9 today, an important milestone for Cheniere as we continue to accretively grow our world-class infrastructure platform to over 60 mtpa,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “I would like to recognize the Cheniere team, our EPC partner Bechtel, our long-term customers and the regulatory agencies which govern our projects for the demonstrated teamwork, commitment and execution, all of which were critical elements in the successful commercialization and development of CCL Midscale Trains 8 & 9 in adherence to the Cheniere standard. We expect CCL Midscale Trains 8 & 9 to be executed seamlessly with Corpus Christi Stage 3, where Train 1 achieved Substantial Completion in March, and Train 2 achieved first LNG production this month. We look forward to bringing this much needed new LNG supply to market safely, on time and on budget.”

Zach Davis, Cheniere’s Executive Vice President and Chief Financial Officer added “Our upwardly revised run-rate production4 and financial forecasts are a direct result of Cheniere’s operational excellence program and continuous efforts to economically debottleneck and optimize our business. Our progress deploying capital towards disciplined accretive growth, opportunistic share repurchases, balance sheet management and growing dividends, combined with today’s updates, solidifies the goals of our ‘20/20 Vision’ capital allocation plan, and positions Cheniere to deploy over $25 billion of available cash through 2030 to achieve over $25 per share of run-rate DCF.”

About Cheniere
Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (“LNG”) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of over 46 mtpa of LNG in operation and an additional ~13 mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, Dubai and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission.

Dividends

Future amounts and payment dates of quarterly cash dividends will be subject to the determination and approval of Cheniere’s Board of Directors. The decision by the Board of Directors whether to pay any future dividends and the amount of any such dividends will be based on, among other things, Cheniere's financial position, results of operations, cash flows, capital requirements, restrictions under Cheniere's existing credit agreements and the requirements of applicable law.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorization and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third-parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases and execution on the capital allocation plan, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations

The accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow per share are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

Consolidated Adjusted EBITDA and Distributable Cash Flow

Consolidated Adjusted EBITDA represents net income attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Distributable Cash Flow is defined as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. The Distributable Cash Flow of Cheniere’s subsidiaries is calculated by taking the subsidiaries’ EBITDA less interest expense, net of capitalized interest, interest rate derivatives, taxes, maintenance capital expenditures and other non-operating income or expense items, and adjusting for the effect of certain non-cash items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, amortization of debt issue costs, premiums or discounts, changes in fair value of interest rate derivatives, impairment of equity method investment and deferred taxes. Cheniere’s Distributable Cash Flow includes 100% of the Distributable Cash Flow of Cheniere’s wholly-owned subsidiaries. For subsidiaries with non-controlling investors, our share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable. The Distributable Cash Flow attributable to non-controlling interest is calculated in the same method as Distributions to non-controlling interest as presented on our Statements of Stockholders’ Equity in our Forms 10-Q and Forms 10-K filed with the Securities and Exchange Commission. This amount may differ from the actual distributions paid to non-controlling investors by the subsidiary for a particular period.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We have not made any forecast of net income on a run rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between run rate Distributable Cash Flow and net income.
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